Exhibit 2.2

COMMUNE OMNI FUND, LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

JUNE 16, 2025

COMMUNE OMNI FUND, LLC

Amended and Restated Limited Liability Company Agreement

This Amended and Restated Limited Liability Company Agreement (the “Agreement”) is made and entered into as of June 16, 2025, by and among the Manager and each Member of COMMUNE OMNI FUND, LLC, a Delaware limited liability company (the “Company”):

ARTICLE 1

CERTAIN DEFINITIONS, NAME AND PURPOSE

As used in this Agreement:

1.1          1940 Act means the Investment Company Act of 1940, as amended.

1.2          Act means the Delaware Limited Liability Company Act, as it may be hereafter amended.

1.3          Affiliate of a Person (the “Subject Person”) means:

(a)        if the Subject Person is an Entity, any Person that owns or controls the Subject Person, or any Person that owns or controls such Person;

(b)        if the Subject Person is an Entity, any subsidiary owned or controlled by the Subject Person;

(c)        any husband, wife, child, grandchild, father, mother, brother or sister of the Subject Person, or an inter-vivos trust for the sole benefit of one or more of such Persons (each a “Relative”);

(d)        any other Entity owned or controlled, directly or indirectly, by the Person or a Relative of the Subject Person; or

(e)        if the Subject Person is a trust, the settlor or any beneficiary of the Subject Person.

For purposes of this definition, a Person “owns” an Entity when it owns, directly or indirectly, more than fifty percent (50%) of the outstanding voting shares, beneficial partnership interest, or membership interest of such corporation, partnership, or limited liability company, as the case may be, with the full right to vote such stock, partnership interest, or membership interest. In determining “indirect” ownership for purposes of this definition, the rules of Code section 318 will apply. For purposes of this definition, a Person “controls” an Entity when it is a manager, managing member, director, executive officer, or general partner of the Entity or if it has the right, by way of equity ownership, contractual agreement, or otherwise, to direct or materially influence the business decisions of the Entity.

1.4          Agreement has the meaning set forth in the preamble.

1.5          Automatic Transfer Event means any Transfer, change in capital structure, or other event that would, if effective, (a) cause the Company to fail to qualify as a real estate investment trust under the Code or to become subject to any additional tax, penalty, or other requirements in lieu of such disqualification as a result of (b) the number of Units Beneficially Owned by any Person. Whether any event is an Automatic Transfer Event shall be determined without regard to the application of Section 6.3 to that event.

1.6          Automatically Transferrable Units means, with respect to any event that constitutes an Automatic Transfer Event, the minimum Units described in clause (b) of the definition thereof that would need to be transferred to a third party to avoid the consequence described in clause (a) thereof, as determined by the Manager. Automatically Transferable Units shall be calculated without regard to the application of Section 6.3 to the Automatic Transfer Event at issue.

1.7          Beneficial Ownership means ownership of Units by a Person who would be treated as an owner of such Units directly, indirectly, or constructively under Section 842(a)(2) of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” have correlative meanings.

1.8          Certificate means the Certificate of Formation filed with the Delaware Secretary of State on February 22, 2024, as amended, pursuant to which the Company was formed.

1.9          Charitable Beneficiary means an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Manager as the beneficiary or beneficiaries of the Excess Share Trust.

1.10        Co-Investment has the meaning set forth in Section 7.10.

1.11        Code means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

1.12        Common Unit means an interest issued to a Common Unit Holder by the Company, with each Common Unit issued in exchange for such price or contribution as determined by the Manager in its discretion.

1.13        Common Unit Holder means any Person identified as such on the Register and admitted to the Company as a Common Unit Holder by the Manager, but in each case only if such Person has not withdrawn from the Company.

1.14        Company has the meaning set forth in the preamble.

1.15        Entity means any Person that is not a natural person.

1.16        ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.17        Excess Share Trust means the trust created pursuant to Section 6.14.

1.18        Excess Share Trustee means, subject to Section 6.14, a Person that is identified by the Manager as the trustee of the Excess Share Trust (which Person shall be unaffiliated with the Company, all Purported Beneficial Transferees, and all Purported Record Transferees, and may be identified with retroactive effect).

1.19        Excess Units means any Units designated as such under Section 6.3.

1.20        Excludable Person means the Manager and any Member determined by the Manager.

1.21        Existing Holder means (a) any Common Unit Holder or Other Unit Holder reflected on the Register as of the date of determination, and (b) any Person to whom an Existing Holder identified in clause (a) hereof Transfers a Beneficial Ownership of one or more Unit(s) causing such transferee to Beneficially Own Units in excess of the Ownership Limit, subject to the limitations provided in this Agreement.

1.22        Existing Holder Limit means, with respect to any Existing Holder, the percentage of all outstanding Units that such Existing Holder Beneficially Owns at the time it first becomes an Existing Holder; provided, however, that for any Person who is an Existing Holder by virtue of clause (b) of the definition thereof, the Existing Holder Limit shall equal the smallest Existing Holder Limit of all Existing Holders that Transferred one or more Units to such Person (determined at the respective times of such Transfers). Notwithstanding the foregoing, if any adjustment is made under Section 6.9 with respect to an Existing Holder, the Existing Holder Limit for that Person shall equal the adjusted percentage.

1.23        Fiscal Year of the Company will be the calendar year; provided, however, that the first Fiscal Year will commence on the date upon which the Certificate is filed and will end on the December 31 next following the date of such filing.

1.24        Majority means as to any matter requiring or permitting a vote or other action of all of the Members or any subset thereof, the affirmative vote of Members who, in aggregate, own at least a majority of all of the Units or the applicable subset thereof, as applicable, entitled to vote on such matter.

1.25        Manager means Commune Omni Fund Management LLC, a Delaware limited liability company, or any successor thereto who becomes Manager in accordance with the provisions of Article VII.

1.26        Members means all Common Unit Holders and Other Unit Holders.

1.27        Operating Company means Commune Omni Fund OC, LLC.

1.28        Other Unit Holder means any Person identified on the Register as holding Units other than Common Units and admitted to the Company as an Other Unit Holder by the Manager, but in each case only if such Person has not withdrawn from the Company.

1.29        Ownership Limit means nine and eight-tenths percent (9.8%) in value or in number of Units, whichever is more restrictive, of the outstanding Units of the Company, or of any class or series of Units of the Company, excluding any outstanding Units not treated as outstanding for U.S. federal income tax purposes, or such other percentage determined from time to time by the Manager in accordance with Section 6.10. The number and value of the outstanding Units shall be determined by the Manager in its sole discretion, and those determinations shall be conclusive for all purposes hereof.

1.30        __%-in-Interest means, with respect to a specified fraction or percentage in interest of the Members or any group thereof, a portion of the Members whose aggregate Units of the type specified, stated as a percentage of the Company’s aggregate Units of the type specified, equal or exceed the required fraction or percentage in interest.

1.31        Person means an individual, corporation, joint venture, limited liability company, partnership, estate, trust (including, without limitation, a trust qualified under Section 401 (a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other Entity, whether domestic or foreign.

1.32        Property has the meaning set forth in Section 2.5.

1.33        Property Entity means an Entity formed for the purpose of directly or indirectly owning or controlling a Property and Property Entities means all such Entities as a group.

1.34        Purported Beneficial Transferee means, with respect to any purported Transfer which results in Excess Units, the beneficial holder of the Units, if such Transfer had been valid under Section 6.2.

1.35        Purported Record Transferee means, with respect to any purported Transfer which results in Excess Units, the record holder of the Units, if such Transfer had been valid under Section 6.2.

1.36        Restriction Termination Date means the first day on which the Manager determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a real estate investment trust under the Code.

1.37        Securities Act means the Securities Act of 1933, as amended.

1.38        Termination means any voluntary or involuntary liquidation, dissolution, or winding up of the Company.

1.39        Transfer means a transfer in any form, including a sale, assignment, conveyance, pledge, mortgage, encumbrance, hypothecation or other disposition, or the act of so doing, as the context requires.

1.40        Unit Holders means Common Unit Holders and Other Unit Holders collectively or individually, as the case may be.

1.41        Units means (a) the aggregate Common Units outstanding as of the date of determination as shall be set forth on the Register for each Common Unit Holder, and (b) all other Units authorized under Section 3.2(b) and outstanding as of the date of determination, as set forth on the Register for the applicable holders.

ARTICLE 2

NAME, PURPOSE AND TERM

2.1          Formation. The Company was formed upon the filing of the Certificate. The Members hereby agree to continue the Company as a limited liability company pursuant to the Act and other relevant laws of the State of Delaware, for the purposes enumerated in Section 2.5 and upon the terms and conditions set forth in this Agreement.

2.2          Name. The name of the Company is “COMMUNE OMNI FUND, LLC.” The affairs of the Company shall be conducted under the Company name, or such other name as the Manager may designate from time to time.

2.3          Registered Office; Other Offices. The initial registered agent and registered office for service of process of the Company will be as set forth in the Certificate. The initial principal office of the Company, at which the books and records of the Company will be maintained, is 31248 Oak Crest Drive, Suite 100, Westlake Village, California 91361. The Manager may designate a different principal office, registered office, or registered agent for the Company by giving written notice to the Members. The Company may have such additional offices at such other places as the Manager deems advisable.

2.4          Term. The Company commenced upon the filing of the Certificate and will continue perpetually until terminated by the Manager, unless sooner terminated as hereinafter provided.

2.5          Purposes and Powers. The purpose of the Company is to, directly or indirectly: (i) purchase, develop, hold, manage, and dispose of investments in real property selected by the Manager (each such property a “Property” and collectively, the “Properties”); and (ii) engage in such activities necessary, incidental or ancillary thereto and any other lawful act or activity for which limited liability companies may be organized under the Act in furtherance of the foregoing. Notwithstanding any other provision of this Agreement, the Company, and the Manager on behalf of the Company, may execute, deliver and perform such agreements and documents as the Manager determines are necessary or desirable for the formation and organization of the Company. Any provision herein regarding the purpose and power of the Company and the authorization (or limitation on authorization thereof) of actions hereunder shall also apply to, and may be done through, a direct or indirect subsidiary of the Company. In furtherance of this purpose, the Company shall have all powers necessary, suitable or convenient for the accomplishment of the aforesaid purpose, subject to the limitations and restrictions set forth in this Agreement, as principal or agent, including, without limitation, all of the powers that may be exercised by the Manager on behalf of and, except as specifically provided herein, at the expense of the Company pursuant to this Agreement or the Act.

2.6          Qualification as a Real Estate Investment Trust. The Manager may in its sole discretion cause the Company to elect under Treasury Regulations Section 301.7701-3(c) to be classified as a corporation for such purposes and to elect to be treated as a “real estate investment trust” under Sections 856 through 860 of the Code. In the event of such election, the Company shall not be a financial institution referred to in Section 582(c)(2) of the Code nor an insurance company to which subchapter L of the Code applies. In furtherance of the foregoing, the Manager shall be entitled to take such actions from time to time as are necessary, and is authorized to take such actions as in its sole judgment and discretion are desirable, to obtain and to preserve the status of the Company as a real estate investment trust; provided, however, that if the Manager determines in its sole discretion that it is no longer desirable for the Company to qualify as a real estate investment trust, the Manager may revoke or otherwise terminate the Company’s real estate investment trust election pursuant to applicable U.S. federal tax law and may elect to treat the Company thereafter as a C corporation, partnership or other type of entity as it determines in accordance with applicable tax law.

ARTICLE 3

ADMISSION OF MEMBERS

3.1          Name and Address. The name and address of the Manager, each Member, each Member’s Units, and the date of each Member’s admission to the Company shall be set forth on a separate “Register.” The Manager shall cause the Register to be amended from time to time to reflect the admission of any additional Member, the withdrawal or substitution of any Member, the change of address of a Member, and the transfer of Units among Members in accordance with this Agreement. A copy of the Register shall be maintained at the principal office of the Company.

3.2          Units.

(a)        As of the date hereof, there is one class of Units, Common Units. Each Common Unit Holder has the rights, powers and duties provided to Common Unit Holders in this Agreement, as may be amended, and as the Manager in its sole discretion otherwise provides by resolution; provided, however, that if there is any conflict between the rights purportedly granted by the Manager and this Agreement, this Agreement shall prevail. No certificates representing Common Units shall be issued; provided that the Manager may in its discretion elect to issue certificates on some or all of the Common Units. The Common Units are not convertible into or exchangeable for any other property or interests issued by the Company.

(b)        The Manager may, without approval of any other person or entity and in its sole discretion, authorize the issuance from time to time of Units in the Company of any class or series, whether now or hereafter authorized, or securities or rights convertible into Units of any class or series, whether now or hereafter authorized, for such consideration as the Manager may deem advisable (or without consideration in the case of a Unit split, stock dividend or similar transaction), subject to such restrictions or limitations, if any, as are imposed by applicable law and not legally superseded by this Agreement. Except as may be provided by the Manager in setting the terms of classified or reclassified Units pursuant to this Section 3.2(b), no holder of Units shall, as such a holder, have any preemptive right to purchase or subscribe for any additional Units or any other security of the Company which it may issue or sell. The Manager is entitled to cause this Agreement to be amended, restated, and/or supplemented as it deems to be necessary or convenient to effect the provisions of this Section 3.2(b). In connection with the issuance of classified or reclassified Units, the Manager shall be entitled to set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, obligations, and terms and conditions of redemption for each class or series. Any of the terms of any class or series set or changed pursuant to this Section 3.2(b) may be made dependent upon facts or events ascertainable outside this Agreement (including determinations by the Manager or other facts or events within the control of the Company) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series is clearly and expressly set forth in a validly adopted amendment or supplement to this Agreement.

3.3          Admission of Additional Members. Subject to the provisions of Section 4.1, an additional Person may be admitted to the Company as a Member (or the Company may accept additional payments for Units from an existing Member) on such terms as are established by the Manager acting in its sole and absolute discretion. On the date the Company accepts payment for a purchase of any Units under the preceding sentence, the Company shall issue the applicable Units to the purchaser and that Person shall be admitted to the Company as a Member (as applicable). Thereafter, such Person shall be a party to, and subject to the obligations set forth in, this Agreement.

3.4          Units Held by the Manager. For clarity, to the extent the Manager or any Affiliate of the Manager has subscribed for and holds Units, then the Manager (or such Affiliate of the Manager, as applicable) will be deemed a Member with respect to such Units for all purposes of this Agreement including, without limitation, for purposes of Article V hereunder.

ARTICLE 4

UNIT ACQUISITION

4.1          Acquisition of Units.

(a)        No Member shall be entitled to acquire Units from the Company or to make any payment or capital contribution to the Company without the prior consent of the Manager.

(b)        Each Person intending to become a Common Unit Holder shall be obligated to pay the Company the amount due for each Common Unit to be acquired upon such Person’s admission to the Company as a Common Unit Holder, and the admission of such Person as a Common Unit Holder in respect thereof shall be contingent upon the Company receiving full payment of such amount.

(c)        Each Person intending to become a holder of Units other than Common Units shall be obligated to pay an amount determined by the Manager in accordance with Section 3.2(b), and the issuance of any such Unit, and the admission of such Person as a Member in respect thereof, shall be contingent upon the Company receiving full payment of such amount.

(d)        The Manager in its sole discretion may cause the Company to accept cash and/or other assets as payment of amounts due under this Section 4.1. The value of all non-cash assets accepted as payment shall be determined in accordance with the Manager’s valuation policies.

ARTICLE 5

DIVIDENDS; REDEMPTIONS

5.1          Interest. No interest shall be paid to any Member on account of its interest or investment in the Company. Dividends and any amounts due thereon or otherwise due with respect to Units shall not be deemed to be interest unless otherwise determined by the Manager.

5.2          Withdrawals by the Members. No Member may withdraw any amount from the Company unless such withdrawal is made pursuant to this Article V or Article XIII.

5.3          Members’ Obligation to Repay or Restore. Except as required under the Act or the terms of this Agreement, no Member shall be obligated at any time to repay or restore to the Company all or any part of any dividend or distribution received from the Company in accordance with this Article V.

5.4          Company Calculations. For each taxable year that the Company intends to be treated as a real estate investment trust for U.S. federal income tax purposes, the Company shall calculate its taxable income as determined under Section 857(b)(2) of the Code, its earnings and profits for purposes of Section 316 of the Code, and its net capital gain for purposes of Section 857(b)(3) of the Code.

5.5          Non-Company Earnings and Profits. The Company shall distribute in its first year as a real estate investment trust all of its earnings and profits accumulated in any year in which it was taxable as a corporation and not qualified as a real estate investment trust for U.S. federal income tax purposes.

5.6          Capital Gain Dividends. Subject to Section 857(g) of the Code, the Company shall designate any dividend or part thereof as a capital gain dividend to the extent permitted by Section 857(b)(3) of the Code, unless the Manager determines that the Company should retain such amounts.

5.7          Common Dividends. Subject to applicable law and the rights of any senior class or series established hereunder, the Company may pay dividends to the Common Unit Holders in proportion to their respective Common Units (taking into account the Company’s ongoing expenses, interest expense and debt payments, anticipated investments or capital expenditures and reserves) at such times and in such amounts as shall be determined by the Manager in its sole discretion, provided that (a) to avoid the imposition of excise tax under Section 4891 of the Code, the Company may pay dividends or make distributions as the Manager determines in its sole discretion to be appropriate, and (b) until the Restriction Termination Date or unless the Manager determines otherwise in its sole discretion, the Company shall pay dividends or make distributions equal to or in excess of 90% of the amounts required to be distributed under Section 857(a) of the Code or as otherwise required under any applicable Code provision for the Company to qualify as a real estate investment trust.

5.8          Consent and Spill-Over Dividends. If the Manager determines in its sole discretion that “consent dividends” within the meaning of Section 565 of the Code are necessary or appropriate to ensure or maintain the status of the Company as a “real estate investment trust” for U.S. federal income tax purposes or to avoid the imposition of any U.S. federal income or excise tax, the Manager may require the Unit Holders to take any and all actions necessary or appropriate under the Code, any Treasury Regulations promulgated thereunder, any court decision or any administrative positions of the United States Department of Treasury (including any IRS forms or other forms) such that sufficient consent dividends are made by the Company to maintain its status as a “real estate investment trust” and to avoid federal income or excise tax for the applicable taxable year. In addition, to the extent that any dividend is eligible for an election under Section 858 of the Code, the Manager may in its sole discretion cause the Company to make such election and to take any other actions required to effect such election.

5.9          Reserves and Withholding Obligations. Prior to the payment of any dividends, the Company may set aside out of any of its assets available for dividends such sums as the Manager may from time to time, in its sole discretion, deem appropriate as a reserve fund for repairing or maintaining any property of the Company or for such other purpose as the Manager shall determine to be in the best interest of the Company. The Manager may modify or abolish any such reserve in the manner that it was created. Further, to the extent that the Company is required by law to discharge a legal obligation of the Company by making payments (“Tax Payments”) to a governmental authority in respect of any federal, state or local tax liability arising as a result of a Member’s interest in the Company, the Manager may deem some or all of the aggregate amount of such Tax Payments to have been paid as a dividend for all purposes under the Agreement to such Member.

5.10        Redemption.

(a)           The Company, at its option and upon written notice, may redeem one or more Units (including Common Units) at any time or from time to time, for cash at a price determined by the Manager, in its sole discretion, to reflect such Units’ proportionate interest in the Company or as otherwise agreed by the holders of such Units or as set forth in the terms of the relevant class or series of such Units. The Manager may adjust any such price as it determines to be necessary or appropriate, including for the purpose of avoiding the treatment of any payment as a preferential dividend under Section 562 of the Code.

(i)        Upon the Company’s provision of written notice as to the effective date of the redemption, accompanied by a check in the amount of the full redemption price through such effective date to which each record holder of the Units is entitled, the Units shall be redeemed and shall no longer be deemed outstanding Units of the Company and all rights of the holders of such Units will terminate. Notice of redemption will be mailed by or on behalf of the Company, postage prepaid, addressed to the respective holders of record of the Units to be redeemed at their respective addresses as they appear on the Register. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Units except as to the holder to whom notice was defective or not given, and then only to the extent that such holder is materially adversely effected thereby.

(ii)        In addition to any information required by law or by the applicable rules of any exchange upon which Units may be listed or admitted to trading, such notice shall state only such information as the Manager determines in its sole discretion to be necessary or appropriate.

(b)           Any Units that shall at any time have been redeemed or otherwise acquired by the Company shall, after such redemption or acquisition, have the status of authorized but unissued units, without designation as to series until such units are once more classified and designated as part of a particular series by the Manager.

5.11        Record Holder. Any dividends by the Company pursuant to this Agreement to the Person shown in the Company’s records as a Member or to such Person’s legal representatives, or to the transferee of such Person’s right to receive such distributions as provided herein, will, to the maximum extent not prohibited by applicable law, acquit the Company and the Manager of all liability to any other Person that may be or may purport to be interested in such dividends by reason of an actual or purported Transfer of such Person’s interest in the Company for any reason (including a Transfer of such interest by reason of death, incompetency, bankruptcy, or liquidation of such Person).

ARTICLE 6

EXCESS UNIT PROVISIONS

6.1          Restrictions on Transfers. The terms and conditions of this Article VI shall be in addition to the provisions of Article XI, and the provisions of this Article VI shall only apply to the extent necessary in respect of Transfers otherwise valid under Article XI.

6.2          Ownership Limitation. Except as provided in Section 6.1, Section 6.9 or Section 6.12, until the Restriction Termination Date:

(a)           No Person (other than an Existing Holder) shall Beneficially Own Units in excess of the Ownership Limit and no Existing Holder shall Beneficially Own Units in excess of the Existing Holder Limit for such Existing Holder.

(b)           Each Transfer shall be void ab initio as to the Transfer of Units, and the intended transferee shall acquire no rights in the Units for which Transfer is voided, to the extent that the Transfer would result in (i) any Person (other than an Existing Holder) Beneficially Owning Units in excess of the Ownership Limit, (ii) any Existing Holder Beneficially Owning Units in excess of the applicable Existing Holder Limit, (iii) the Units being beneficially owned (as provided in Section 856(a) of the Code and determined without reference to any rules of attribution) by fewer than 100 Persons, (iv) the Company being “closely held” within the meaning of Section 856(h) of the Code, or (v) the Company otherwise failing to qualify as a real estate investment trust under the Code.

6.3          Excess Units. Except as provided in Section 6.1, Section 6.9 or Section 6.12, until the Restriction Termination Date:

(a)           If, notwithstanding the other provisions contained in this Article VI, there is a purported Transfer or other change in the capital structure or equity holdings of the Company such that any Person would Beneficially Own Units in excess of the applicable Ownership Limit or Existing Holder Limit (as applicable), then the Units Beneficially Owned in excess of such Ownership Limit or Existing Holder Limit (rounded up to the nearest whole unit) shall automatically constitute “Excess Units” and shall be treated as provided in this Article VI. Such designation and treatment shall be effective as of the close of business on the business day immediately prior to the date of the purported Transfer or change in capital structure.

(b)           If, notwithstanding the other provisions contained in this Article VI, an Automatic Transfer Event occurs, then all Automatically Transferable Units (rounded up to the nearest whole unit) shall automatically constitute “Excess Units” and shall be treated as provided in this Article VI. Such designation and treatment shall be effective as of the close of business on the business day immediately prior to the date of the applicable Automatic Transfer Event.

(c)           If, notwithstanding the other provisions contained in this Article VI, there is an event which would result in the disqualification of the Company as a real estate investment trust under the Code, then the Manager may take such actions as it deems necessary in its reasonable discretion to preserve the Company’s status as a real estate investment trust under the Code.

6.4          Prevention of Transfer. If the Manager or its designee shall at any time determine in its sole discretion that a Transfer has taken place in violation of Section 6.2 or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Units in violation of Section 6.2, the Manager or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, without limitation, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Section 6.2(b) shall automatically result in the designation and treatment described in Section 6.3, irrespective of any action (or non-action) by the Manager.

6.5          Notice. Any Person who acquires or attempts to acquire Units in violation of Section 6.2, or any Person who is a transferee such that Excess Units result under Section 6.3, shall immediately give written notice or, in the event of a proposed or attempted Transfer, shall give at least 15 days prior written notice to the Company of such event and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Company’s status as a real estate investment trust under the Code.

6.6          Information for the Company. Until the Restriction Termination Date:

(a)           Every Beneficial Owner of more than ½ of 1% of the number or value of outstanding Units shall, within 30 days after January 1 of each year, give written notice to the Company stating the name and address of such Beneficial Owner, the number of Units Beneficially Owned, and a description of how such Units are held. Each such Beneficial Owner shall provide to the Company such additional information as the Company may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Company’s status as a real estate investment trust under the Code.

(b)           Each Person who is a Beneficial Owner of Units and each Person who is holding Units for a Beneficial Owner shall provide to the Company in writing such information with respect to direct, indirect and constructive ownership of Units as the Manager deems reasonably necessary to comply with the provisions of the Code applicable to a real estate investment trust, to determine the Company’s status as a real estate investment trust under the Code, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

(c)           The Company shall deliver to each Unit Holder of record (determined as of the closing of the relevant year) such tax, financial, and other reports as may be required by law or as the Manager deems appropriate in its sole and absolute discretion.

6.7          Other Action by Manager. Nothing contained in this Article VI shall limit the authority of the Manager to take such other action as it deems necessary or advisable to protect the Company and the interests of its Members by preserving the Company’s status as a real estate investment trust under the Code.

6.8          Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Article VI including, without limitation, any definition contained in Article I or this Article VI, the Manager shall have the power to interpret and determine the application of the provisions of this Article VI, in its absolute and sole discretion, with respect to any situation based on the facts known to the Manager.

6.9          Modification of Existing Holder Limits. The Existing Holder Limits may be modified as follows:

(a)           Notwithstanding Section 6.11(a), but subject to Sections 6.11(b) and 6.11(c), the Manager may grant options which result in Beneficial Ownership of Units by an Existing Holder pursuant to an option plan approved by the Manager. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 6.11 to permit the Beneficial Ownership of the Units issuable upon the exercise of such option.

(b)           The Manager shall reduce the Existing Holder Limit for any Existing Holder after any Transfer permitted in this Article VI and Article XI by such Existing Holder by the percentage of the Existing Holder’s Units so Transferred or after the lapse (without exercise) of an option described in Section 6.9(a) by the percentage of the Units that the option, if exercised, would have represented, but in either case no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

6.10        Increase or Decrease in Ownership Limit. Subject to the limitations provided in Section 6.11, the Manager may from time to time increase or decrease the Ownership Limit.

6.11        Limitations on Changes in Existing Holder and Ownership Limits. Except as provided in Section 6.9 or Section 6.12, until the Restriction Termination Date:

(a)           Neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five (5) or fewer Beneficial Owners of Units (including, without limitation, all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 49.9% in number or value of the outstanding Units.

(b)           Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Sections 6.9 or 6.10, the Manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Company’s status as a real estate investment trust under the Code.

(c)           No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

6.12        Waivers by Manager. The Manager may, in its sole discretion, waive the Ownership Limit, the Existing Holder Limit, or any other provision of this Article VI, as the case may be, with respect to any transferee or Member; provided, however, the Manager may in its sole discretion subsequently reinstitute any Ownership Limit or Existing Holder Limit that it has previously waived (as modified by the Manager to take into accounts any intervening events as it determines to be suitable in its sole discretion).

6.13        Severability. If any provision of this Article VI or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

6.14        Trust for Excess Units. Upon the designation of any Units as Excess Units pursuant to Section 6.3, such Excess Units shall be deemed to have been transferred immediately before such event to the Excess Share Trustee, as trustee of the Excess Share Trust for the exclusive benefit of the Charitable Beneficiary. If the Manager has not identified an Excess Share Trustee, the Manager shall serve as the Excess Share Trustee until it identifies a replacement Excess Share Trustee. Excess Units so held in trust shall be issued and outstanding Units of the Company. The Purported Beneficial Transferee and the Purported Record Transferee shall have no rights in such Excess Units except as provided in Section 6.17.

6.15        Dividends in Respect of Excess Units. Any dividends and distributions on or in respect of Excess Units shall be paid to the Excess Share Trust for the benefit of the Charitable Beneficiary. Notwithstanding the foregoing, from the amount otherwise payable to the Excess Share Trust in respect of each Excess Unit upon Termination, the applicable Purported Record Transferee shall receive the lesser of (a) the amounts paid in respect of the Excess Unit upon Termination and (b) the price paid by the Purported Record Transferee for the Excess Unit (or if the Purported Record Transferee did not give value for the Excess Unit, the Fair Market Value of the Excess Unit on the day of the event causing the Excess Unit to be held in trust). The Purported Record Transferee shall pay to the Excess Share Trust (gross of any withholding or other tax payments) all dividends and distributions received by the Purported Record Transferee before the Company’s discovery that the applicable Units are Excess Units.

6.16        Voting of Excess Units. The Excess Share Trustee shall be entitled to vote the Excess Units for the benefit of the Charitable Beneficiary on any matter. Subject to Delaware law, any vote made by a Purported Record Transferee prior to the discovery by the Company that the Excess Units were held in trust shall be rescinded ab initio. The owner of the Excess Units shall be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Excess Units for the benefit of the Charitable Beneficiary.

6.17        Transferability. Excess Units shall be transferable only as provided in this Section 6.17. At the direction of the Company, the Excess Share Trustee shall transfer the Units held in the Excess Share Trust to a Person whose ownership of the Units will not violate the Ownership Limit or Existing Holder Limit and for whom such transfer would not be wholly or partially void pursuant to Section 6.2. Such transfer shall be made within 60 days after the latest of (i) the date of the Transfer which resulted in such Excess Units and (ii) the date the Manager determines in good faith that a Transfer resulting in Excess Units has occurred, if the Company does not receive a notice of such Transfer pursuant to Section 6.5. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Charitable Beneficiary. The Purported Record Transferee shall receive the lesser of (x) the price paid by the Purported Record Transferee for the Units or, if the Purported Record Transferee did not give value for the Units, the Fair Market Value of the Units on the day of the event causing the Units to be held in trust, and (y) the price received by the Excess Share Trust from the sale or other disposition of the Units. Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid to the Charitable Beneficiary. Prior to any transfer of any Excess Units by the Excess Share Trustee, the Company must have waived in writing its purchase rights under Section 6.18. It is expressly understood that the Purported Record Transferee may enforce the provisions of this Section 6.17 against the Charitable Beneficiary.

If any of the foregoing restrictions on transfer of Excess Units is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Company, to have acted as an agent of the Company in acquiring such Excess Units and to hold such Excess Units on behalf of the Company.

6.18        Call by the Company on Excess Units. Excess Units shall be deemed to have been offered for sale to the Company, or its designee, at a price per Unit equal to the lesser of the price per Unit established for the transaction that created such Excess Unit (or, in the case of a devise, gift or other transaction in which no value was given for such Excess Unit, the Fair Market Value at the time of such devise, gift or other transaction) and the Fair Market Value of the Unit to which such Excess Unit relates on the date the Company, or its designee, accepts such offer (the “Redemption Price”). The Company shall have the right to accept such offer for a period of ninety (90) days after the later of (x) the date of the Transfer which resulted in such Excess Unit and (y) the date the Manager determines in its sole discretion that a Transfer resulting in Excess Units has occurred, if the Company does not receive a notice of such Transfer pursuant to Section 6.5 but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 6.17. Unless the Manager determines that it is in the interests of the Company to make earlier payments of all of the amount determined as the Redemption Price per Unit in accordance with the preceding sentence, the Redemption Price may be payable at the option of the Manager at any time up to but not later than one year after the date the Company accepts the offer to purchase the Excess Unit. In no event shall the Company have an obligation to pay interest to the Purported Record Transferee.

ARTICLE 7

MANAGEMENT DUTIES AND RESTRICTIONS

7.1          Management. Subject to Section 7.7 and Section 7.8, the management and operation of the Company, including the day-to-day activities of the Company (including, without limitation, investment and disposition decisions and decisions regarding encumbering the Company’s property pursuant to loans or other types of encumbrances or restrictions), will be vested in the Manager; and except as expressly otherwise provided in this Agreement, the Manager is hereby authorized, on behalf and in the name of the Company, to carry out any and all of the objects and purposes of the Company and enter into and perform all contracts and other undertakings that the Manager may deem necessary or advisable or incidental thereto, solely to the extent consistent with the terms and conditions of this Agreement. The Manager will exercise such power and take such actions through such officers, employees, and other agents or representatives as the Manager will designate from time to time, including, without limitation, the Manager, to the extent set forth in this Agreement. The Manager is hereby designated as a “manager” of the Company for purposes of the Act and, subject to the terms and conditions of this Agreement, will be authorized to sign agreements, documents, and other instruments on behalf of the Company. The designation, appointment, election, removal, and replacement of the Manager as a manager of the Company will be governed solely by this Agreement. The Manager shall conduct the business and management of, and perform functions with respect to, the Company which are the same or similar to the functions a director performs with respect to a corporation, and in such capacity the Manager shall be considered the sole “director” that manages the Company for purposes of Section 856(a)(1) of the Code. Any delegation of authority to manage and control the affairs of the Company shall be by a management agreement or other agreement with such Persons and such delegation shall not cause the Manager to cease to be a “manager” (within the meaning of the Act).

7.2          Powers of Manager. Except as otherwise expressly provided herein, all references herein to any action to be taken by the Company means action taken in the name of the Company and on its behalf by the Manager or its delegates. With respect to the Company business and property, but subject to the express provisions of this Agreement requiring the consent of the Members, the Manager will have all of the rights, powers, privileges, and authority of a manager as set forth in the Act, as in effect on the date of this Agreement, and this Agreement.

7.3          Duties of Manager.

(a)           The Manager will be charged with the full responsibility for managing and promoting the Company’s purpose and business. The Manager will devote its diligent efforts to the business and affairs of the Company, including such time as will be required for the proper conduct of the business of the Company. The Members acknowledge, however, that the Manager, its members, and its Affiliates are or may become in the future associated in some other manner with other businesses, any or all of which may be engaged in a business that is the same as or similar to the business of the Company. The Manager, its members, and its Affiliates may engage in all such other business ventures, any other business of any nature or description, independently or with others, without regard to whether such business will be competitive with the business of the Company. Neither the Company nor any of the Members will have any rights by virtue of this Agreement in or to such independent ventures or to the income or profits derived therefrom. Except as specifically set forth in this Agreement, the Manager, its Affiliates, equityholders, and other related Persons, and their respective clients shall have no duty or obligation to make any reports to the Common Unit Holders nor any Other Unit Holder or the Company with respect to any such ventures or activities.

(b)           The Manager’s fiduciary duty, duty of loyalty, or similar duty will not be deemed to prevent or restrict any activity described in the foregoing provisions of this Section 7.3, and the foregoing described activities will be deemed outside of the scope of all such duties; provided, however, the foregoing acknowledgments of the activities of the Manager, its members, and its Affiliates and the conflicts of interest such activities may create will not relieve the Manager of any fiduciary obligation, at law or in equity, that the Manager may have to the Company and to the Members to act reasonably and in good faith with respect to the Company and the Members in connection with such other activities and conflicts of interest.

7.4          Resignation; Removal of Manager.

(a)           The Manager will serve until the first to occur of the death, dissolution, resignation, or removal of such Manager, or until a successor to such Manager will have been elected. The Manager agrees that it will not resign or withdraw as a manager of the Company except upon 30 days’ prior written notice to the Members.

(b)           Subject to the full prior satisfaction of the requirements of Section 7.4(c) below, the Manager may be removed as manager of the Company by the affirmative vote of Members holding 75%-in-Interest in the Company. Upon the removal of the Manager pursuant to this Section 7.4(b), the Company will pay to the Manager any Management Fee owed to the Manager under Section 7.5 through and including the date of removal.

(c)           As a prerequisite condition to any removal of the Manager pursuant to Section 7.4(b), to the extent that the Manager, or any Affiliate of the Manager, has provided any guarantees of indebtedness to any lender for the benefit of the Company or any Property, the applicable guarantor(s) (the Manager or Affiliate of the Manager, as applicable) must be removed from the guarantee(s) with the written approval of the applicable lender(s) and, to the extent that the Manager or Affiliate of the Manager is or was due to be paid any compensation with respect to such guarantee, such guarantee compensation shall have been paid in full to the Manager or Affiliate of Manager.

(d)           In the event of the resignation, removal or other withdrawal of the Manager, a successor Manager will be appointed by Majority of the Members.

7.5          Compensation and Expenses.

(a)        The Company will (directly or through subsidiaries) pay the Manager an annual asset management fee, attributed to each Member, pro rata, based on their respective Units, equal to 2.0% annualized of the sum of the aggregate net value of assets owned by the Company (“Management Fee”). Management Fee payments will be made on the first day of each calendar month, in arrears, and prorated for any partial calendar month. As determined by the Manager in its discretion, the Management Fee may be paid from the assets of the Company, including, but not limited to, capital contributions, cash flow, or sales proceeds.

(b)           The Company will (directly or through subsidiaries) pay, or reimburse the Manager for, all organizational expenses (the “Organizational Expenses”) of the Company. Organizational Expenses will include any and all expenses incurred in organizing the Company, conducting offerings of Units and for expenses relating thereto, including, without limitation, federal, state or local registration or filing fees, legal fees, consulting fees, accounting fees, printing fees, travel and related expenses, and any other fees and expenses incurred by the Company in the initial offering of Units.

(c)           The Company will (directly or through subsidiaries) be responsible for paying, or reimbursing the Manager for, all costs and expenses incurred in the operation of the Company, including but not limited to preparation of tax returns, any state and federal income tax, legal fees and expenses, accounting fees, filing fees, any required independent audit reports required by agencies governing the business activities of the Company, the continued offering of Units (including, without limitation, federal, state or local registration or filing fees, legal fees, consulting fees, printing fees, travel and related expenses, and any other fees and expenses related thereto), Management Fees, legal and accounting expenses, software, fees for outside services, the costs of any audit, financial statements, tax preparation, insurance, litigation expenses, taxes (including property taxes on Properties, as applicable), bank service fees, annual governmental fees and charges, travel, salaries and benefits for on-site Property personnel (e.g., front-desk workers and facilities crews located at a Property), acquisition expenses and fees, disposition fees, capital expenses, due diligence costs and expenses, maintenance, repair, and construction expenses, if any, the expenses described herein, and all other non-recurring or extraordinary expenses properly chargeable to the Company (the “Operating Expenses”).

(d)           The Members each acknowledge and agree that the Manager or Affiliates of the Manager will receive the following fees (in addition to the Management Fee) and such fees are Operating Expenses:

(i)        The Company, Operating Company, or a Property Entity will pay the Manager or Affiliates of the Manager certain real estate transaction fees, including, without limitation, an acquisition and development fee equal to 1% of the sum of the purchase price and the budgeted cost of any planned improvements of the applicable Property and a disposition fee equal to 1% of the sales price of the applicable Property;

(ii)       When the Company or a Property Entity secures financing or refinances a Property, the Company, Operating Company, or a Property Entity will pay the Manager or an affiliate a financing fee equal to 1% of the amount financed;

(iii)      If a lender for a Property requires the Manager or an Affiliate of the Manager to provide a guarantee, then the Company, the Operating Company, or a Property Entity will pay compensation to the Manager or Affiliate of the Manager, as applicable. Notwithstanding the foregoing, any compensation to the Manager or an Affiliate of the Manager in exchange for a guarantee of indebtedness will not exceed 2% of the amount guaranteed per annum, unless otherwise approved by a Majority of the Members

(e)           The Members each acknowledge and agree that certain Operating Expenses may be paid to the Manager or an Affiliate of the Manager in exchange for services (including, without limitation, brokerage, construction, management, operational, maintenance, and repair services, and other service fees) that the Manager or an Affiliate of the Manager has provided to the Company, the Operating Company, a Property Entity, subsidiary, or an asset of the foregoing. Fees for such services may be paid by the Company, the Operating Company, a Property Entity, or subsidiary in the Manager’s discretion. Fees for services will be based on the assessment of prevailing market rates for the size, scope and other characteristics of the applicable services, as determined by the Manager and such service provider’s manager (which may also be the Manager).

7.6          Reliance on Authority of Manager. No Person dealing with the Manager will be required to determine its authority to make any undertaking on behalf of the Company or to determine any fact or circumstance bearing upon the existence of such authority. No purchaser of any property or interest owned by the Company will be required to determine the sole and exclusive authority of the Manager to execute and deliver, on behalf of the Company, any and all documents and instruments in connection therewith or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchaser will have received written notice affecting the same.

7.7          Limitations on Authority of Manager. Notwithstanding anything to the contrary set forth in this Agreement (other than the provisions of Section 7.5), without the approval or written consent of the specific act by a Majority of the Members, the Manager will have no authority to:

(a)          Do any act in contravention of the provisions of this Agreement or of the Certificate, as amended from time to time;

(b)          Do any act (other than to sell, exchange, or otherwise dispose of Properties) that would make it impossible to carry on the ordinary business of the Company;

(c)          Possess Company property, or assign rights in specific Company property, for other than a Company purpose; or

(d)          Do any act, except as set forth in this Agreement, that it is prohibited from doing under the Act without such consent or ratification.

7.8          Liability of Manager.

(a)        No Indemnitee shall be liable to any Common Unit Holder, the Company or any Other Unit Holder for (i) any action or inaction not finally determined by a court of competent jurisdiction to constitute willful misconduct, (ii) losses due to such mistakes, action, or inaction, or (iii) the gross negligence, dishonesty, or bad faith of any employee, broker or other agent of the Company. The Manager may consult with reputable legal counsel and accountants of nationally-recognized standing in respect of Company affairs and be fully protected and justified in any reasonable action or inaction that is taken in accordance with the advice or opinion of such counsel or accountants, provided that they shall have been selected with reasonable care. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 7.8 shall not be construed so as to relieve (or attempt to relieve) any Person of any liability to the extent (but only to the extent) that such liability may not be waived, modified, or limited under applicable law.

(b)           To the fullest extent permitted by law, the Company will indemnify and hold harmless the Manager, its Affiliates, and their respective officers, managers, employees, directors, agents, investment committee members, stockholders, members, and partners and any other person who serves at the request of the Manager on behalf of the Company as an officer, manager, director, partner, member, advisor, employee, or agent of any of such Entities, (each such Person, an “Indemnitee”), from and against any and all losses, claims, damages, expenses, liabilities, and actions in respect thereof, joint or several, to which an Indemnitee may be subject by reason such Indemnitee’s activities on behalf of the Company or in furtherance of the interest of the Company or otherwise arising out of or in connection with the Company or any Property, business or affairs or concerning the performance or actions taken by the Company, the Manager, or any Affiliate or agent thereof, to the interpretation, effect, termination, validity, and/or breach of this Agreement (collectively, “Losses”), and will reimburse each such Indemnitee for any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating, defending, or preparing to defend any such Losses; provided, however, that the Company will not indemnify in any such case to the extent that, in the final judgment of a court of competent jurisdiction, such Losses are found to have arisen from an Indemnitee’s own fraud, willful misconduct, gross negligence, bad faith, or intentional and material breach of this Agreement. Expenses incurred in defending a civil or criminal action, suit, or proceeding, if requested by an Indemnitee, will be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by such Indemnitee to repay such amount plus reasonable interest in the event that, in the final judgment of a court of competent jurisdiction, such Indemnitee is found to have committed fraud, willful misconduct, gross negligence, bad faith, or an intentional and material breach of this Agreement, and such Losses have resulted therefrom. For clarity, the Company will have no obligation to indemnify any Indemnitee for: (i) economic losses incurred by such Indemnitee as a result of such Indemnitee’s investment in the Company; or (ii) expenses of the Company that an Indemnitee has agreed to bear.

7.9          Continuing Rights of Manager. Neither the removal of the Manager nor the retirement or withdrawal of the Manager in accordance with the terms and provisions of this Agreement will relieve or release the Company from any responsibility that the Company has to the Manager pursuant to the indemnification provisions set forth in Section 7.9.

7.10        Co-Investments. The Company may offer to one or more other Persons determined by the Manager in its discretion (including, without limitation, the Manager, Affiliates of the Manager, and any or all of the Members and their respective Affiliates) the right to participate in investment opportunities made available to the Company whenever the Manager so determines in its discretion (each a “Co-Investment”). Notwithstanding the foregoing, the Manager has no obligation to make any Co- Investment opportunity available to any Member.

7.11        Investment Opportunities and Restrictions.

(a)           Each Common Unit Holder and Other Unit Holder recognizes that decisions concerning investments and potential investments involve the exercise of judgment and the risk of loss.

(b)           The Common Unit Holders and the Other Unit Holders hereby specifically acknowledge that the Company shall be entitled to borrow funds in connection with any Property, which will involve entering into secured senior credit facilities or other borrowing arrangements with one or more lenders on such terms as the Manager may negotiate in its sole and absolute discretion (“Borrowing Lines”). Each Common Unit Holder and Other Unit Holder hereby agrees that: (i) the Company may pledge interests in a subsidiary and any Property in connection with such Borrowing Lines; and (ii) such Common Unit Holder or Other Unit Holder will pledge its own membership interest in the Company to one or more providers of Borrowing Lines if the Manager determines in its sole and absolute discretion that such a pledge is necessary in order to permit the Company to enter into the Borrowing Lines on commercially advantageous terms. The Company will not, without the consent of the Members, incur leverage exceeding 75% of the asset value of the Company as determined at the time of borrowing.

(c)           Except as otherwise approved by the Manager and the holders of a majority of the Common Units, the Company’s business purpose shall be consistent with Section 2.5.

ARTICLE 8

POWERS, RIGHTS, AND OBLIGATIONS OF MEMBERS

8.1          Powers and Rights. The Members hereby waive, and specifically acknowledge and agree, that the Members will have no voting rights under the terms of this Agreement except as expressly set forth herein. Except as expressly set forth herein, and no Member in its capacity as a Member will take part in, or interfere in any manner with, the conduct or control of the Company business and no Member in its capacity as a Member will have any right or authority to act or sign for, or to obligate the Company. No Member will at any time be entitled to withdraw all or any part of such Member’s Capital Contribution. The Members will have no right to demand and receive any property other than cash in return for their contributions, and prior to the dissolution and liquidation of the Company pursuant to Article XII and Article XIII, their right to cash will be limited to the rights set forth in Article V.

8.2          Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement, no Member will be liable for any liabilities, indebtedness, duties, or obligations of the Company in excess of the sum of: (a) the Member’s capital contributions actually made to the Company that have not been returned; (b) all amounts to which the Member is entitled to distribution pursuant to Article V that have not yet been distributed to the Member; and (c) amounts distributed to the Member as to which, by the terms of the Act, the Member may remain liable.

8.3          Confidentiality of Company Information. Each Member acknowledges that from time to time, the Members may receive information from or regarding the Company and its Affiliates (including, without limitation, regarding any Property) that is confidential, the release of which may be damaging to the Company, the Company’s Affiliates, or Persons with which they do business. Each Member will hold in strict confidence any information it receives regarding the Company and its Affiliates and may not, without the consent of the Manager, disclose it to any Person other than another Member, except for disclosures: (a) compelled by law (but the Member must notify the Manager promptly of any request for that information before disclosing it, if legally permissible); provided, that the Member will furnish only that portion of the information that is legally required to be disclosed and that any information so disclosed shall maintain its confidentiality protection for all purposes other than such legally compelled disclosure; (b) to advisors or representatives of the Member, but only if the recipients have agreed to be bound by the provisions of this Section 8.3 or are otherwise bound by similar confidentiality obligations; or (c) of information that the Member also has received from a source independent of the Company and its Affiliates that the Member reasonably believes obtained that information without breach of any obligation of confidentiality. The Members acknowledge that breach of the provisions of this Section 8.3 may cause irreparable injury to the Company or its Affiliates for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this Section 8.3 may be enforced by specific performance or other equitable remedy. For the avoidance of doubt, any information in reports filed by the Company or the Manager with the Securities and Exchange Commission will not be considered confidential information and is not subject to this Section 8.3.

ARTICLE 9

ACCOUNTING, BOOKS, AND RECORDS

9.1          Accounting Methods. The Manager will maintain the Company’s books and records and will determine in its discretion all items of income, loss, net profits, and net losses in accordance with the method of accounting selected by the Manager, consistently applied.

9.2          Books and Records. The Manager will keep or cause to be kept, as an Operating Expense, such books and records of the Company as required by the Act. The books and records will be the property of the Company and will be open to reasonable inspection by the Members and their authorized representatives to the extent required by the Act; provided, however, that any such inspection will be subject to the following limitations, in addition to any requirements under the Act and any other reasonable requirements that may be imposed by the Manager from time to time: (a) the Member seeking inspection of the books and records must provide the Company with reasonable prior written notice (not less than 5 business days prior to the requested inspection date); (b) the books and records will made available for inspection only during normal business hours; (c) inspection will be at the expense of the Member seeking inspection; (d) any inspection will be subject to the Member seeking inspection (and its representatives) executing such confidentiality agreements as the Manager may request; and (e) the Manager may redact any information from the books and records concerning any Member seeking the inspection that the Manager determines in its discretion is inappropriate to disclose.

9.3          Financial Reports and Tax Information.

(a)           The Manager will provide Members with financial statements as of the end of each Fiscal Year, which will be distributed to the Members within 120 days after the end of any Fiscal Year (or as soon as is reasonably practicable thereafter). The financial statements of the Company need not be audited by an independent certified public accounting firm unless the Manager elects or as required by law.

(b)           The Manager will cause to be distributed, at the expense of the Company, appropriate forms or other applicable income tax information necessary for the Members to prepare their tax returns within 120 days after the end of any Fiscal Year (or as soon as is reasonably practicable thereafter).

ARTICLE 10

DISQUALIFICATION OF MEMBERS

10.1        Disqualification of Members. The disqualification of a Member will not dissolve the Company. Upon the disqualification of a Member, the successor-in-interest of the Member will become a transferee of the Member and be credited or paid, or charged with, as the case may be, all further allocations and distributions on account of the Interest of the Member; provided, no such successor-in- interest will become a substituted Member without first obtaining the written consent of the Manager, whose consent may be withheld for any or no reason, and without complying with the provisions of Section 11.2 hereof.

10.2        Disqualification. For the purposes of this Agreement, a Member will be deemed to be “disqualified” upon the occurrence of any of the following events:

(a)           if the Member is a natural person, upon his death, his adjudication as an incompetent, his becoming bankrupt or adjudicated insolvent, or his making an assignment for the benefit of creditors; or

(b)           if the Member is not a natural person, upon its voluntary dissolution or liquidation, it’s becoming bankrupt or adjudicated insolvent, its making an assignment for the benefit of creditors, or its becoming subject to involuntary reorganization or liquidation proceedings and such proceedings not being dismissed within 30 days after filing.

ARTICLE 11

TRANSFER OF UNITS

11.1        General Prohibition.

(a)           Subject to the limitations in Article VI, and except as set forth in this Section 11.1, no Member will assign, convey, sell, hypothecate, transfer, pledge, encumber, dispose, or in any way alienate all or any part of such Member’s Units without the prior written consent of the Manager, which consent may be arbitrarily withheld.

(b)           Except as determined by the Manager in its sole and absolute discretion: (i) any purported transfer of an interest in the Company in violation of this Article XI shall be null and void as against the Company and the other Members and shall not be recognized or duly reflected in the official books and records of the Company; and (ii) no assignment by a Member of its interest in the Company shall be effective or release the assignor from its obligations to the Company except as determined by the Manager in its sole and absolute discretion.

11.2        Requirements upon Transfer. No transferee of the Units of a Member will become a substituted Member until the following conditions have been satisfied:

(a)           The transferee will have executed a written agreement, in form and substance reasonably satisfactory to the Manager, to assume all of the duties and obligations of the transferor Member under this Agreement and to be bound by and subject to all of the terms and conditions of this Agreement;

(b)          The transferor Member and the transferee will have executed a written agreement, in form and substance reasonably satisfactory to the Manager, to indemnify and hold the Company and the Members harmless from and against any liabilities, losses, costs, and expenses arising out of the transfer, including, without limitation, any liability arising by reason of the violation of any securities laws of the United States, any state of the United States, or any foreign country;

(c)          The transferee will have executed a power of attorney substantially identical to that contained in Article XIV, and will execute and swear to such other documents and instruments as the Manager may deem necessary to effect the admission of the transferee as a Member;

(d)          The transferee will have paid the reasonable expenses incurred by the Company in connection with the admission of the transferee to the Company;

(e)           The transferee is a qualified purchaser (as defined in Regulation A under the Securities Act). ; and

(f)            A transferee who does not become a substituted Member will be entitled to receive only that portion of the distributions or allocations to which its transferor would otherwise be entitled, and such transferee will not be entitled to vote on any question regarding the Company. A Member who has transferred or assigned all or a portion of its Units, whether or not the transferee thereof has become a substituted Member, will have no further rights to vote with regard to that portion of its Units that has been transferred. Any purported transfer of Units not expressly permitted by this Article XI will be null and void and of no effect whatsoever.

11.3        Prohibited Transfers. Notwithstanding anything to the contrary in this Agreement:

(a)           No Units will be issued or transferred in a transaction or series of transactions that violate the Securities Act or any state securities laws; and

(b)           Any admission (or purported admission) of a Member and any transfer or assignment (or purported transfer or assignment) of all or part of a Member’s Units (or any interest or right or attribute therein) to another Member or to a third party, will not be effective, and no Person will otherwise become a Member, if the transfer or assignment would or may: (i) cause the Company to be required to register as an “investment company” under the 1940 Act; (ii) cause the Company to be required to register the Units under the Securities Act; or (iii) cause the underlying assets of the Company will be deemed be “plan assets” under ERISA or the Code.

ARTICLE 12

DISSOLUTION

12.1        Dissolution. The Company will be dissolved upon the happening of any of the following events:

(a)           The sale or other disposition of all or substantially all of the Company assets; or

(b)           The determination by the Manager to terminate the Company.

ARTICLE 13

DISTRIBUTION UPON DISSOLUTION

13.1        Winding Up, Liquidation and Distribution of Assets.

(a)           Upon dissolution of the Company for any reason, the Company immediately will commence to wind up its affairs. During such liquidation, the allocation and distributions will continue pursuant to Article V. Except as otherwise provided in this Section 13.1, the Manager will cause the liquidation and winding up of the Company in accordance with this Section 13.1. Notwithstanding the foregoing sentence, if the Manager so elects, the Manager will designate a liquidating trustee to cause the liquidation and winding up of the Company in accordance with this Agreement. A reasonable period of time will be allowed for the orderly termination of the Company business, discharge of its liabilities and distribution, or liquidation of the remaining assets so as to enable the Company to minimize the normal losses attendant upon the liquidation process. A full accounting of the assets and liabilities of the Company will be taken and the statements thereof will be furnished to each Member within thirty (30) days after the dissolution. Such accounting and statements will be prepared by the Manager or by the liquidating trustee selected in accordance with this Section 13.1. The Company property and assets and/or the proceeds from the liquidation thereof will be applied in the following order of priority:

(i)        Payment of the debts and liabilities of the Company, in the order of priority provided by law (including, without limitation, fees to the Manager pursuant to Section 7.5(a), but excluding any loans by the Members to the Company) and payment of the expenses of liquidation;

(ii)        Setting up of such reserves as the Manager or liquidating trustee may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company or any obligation or liability not then due and payable; provided, however, that any such reserve will be paid over by the Manager or liquidating trustee to an escrow agent, to be held by such escrow agent for the purpose of disbursing such reserves in payment of such liabilities, and, at the expiration of such escrow period as the Manager or liquidating trustee deems advisable, to distribute the balance thereafter remaining in the manner hereinafter provided;

(iii)        Payment of all debts and other liabilities of the Company to any Member; and

(iv)        Distribution to each Member pursuant to Section 5.7.

13.2        No Further Claim; No Obligation. In the event that the assets of the Company available for distribution are not sufficient to satisfy in full the rights of the Members as hereinabove set forth in this Article XIII, the Members will not have any further right or claim against the Manager or any other Person(s) with respect to such rights.

ARTICLE 14

POWER OF ATTORNEY

Each Member hereby irrevocably constitutes and appoints the Manager as its true and lawful agent and attorney-in-fact, with full power of substitution, in its name, place, and stead, to make, execute, and acknowledge, swear to, record, publish, and file:

(a)           Any instruments with respect to the Company that may be required to be filed under the laws of any state or of the United States, or that the Manager deems advisable to file to carry out the purposes of the Company;

(b)           Any and all amendments of the foregoing required or permitted by law or the provisions of this Agreement, provided that such amendment will not have a material effect on the rights or obligations of the Members;

(c)           Any and all amendments of this Agreement permitted by the provisions of Section 15.17; and

(d)           All documents that may be required to effectuate the dissolution and termination of the Company.

The foregoing power of attorney is coupled with an interest, will be irrevocable and will survive the death, incompetency, dissolution, merger, consolidation, bankruptcy, or insolvency of each of the Members. The Members will execute and deliver to the Manager, within 5 days after receipt of the Manager’s request therefor, such further designations, powers of attorney, and other instruments as the Manager deems necessary to carry out the purposes of this Agreement.

ARTICLE 15

MISCELLANEOUS

15.1        Additional Documents. At any time and from time to time after the date of this Agreement, upon the request of the Manager, the Members will do and perform, or cause to be done and performed, all such additional acts and deeds, and will execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, all such additional instruments and documents, as may be required to best effectuate the purposes and intent of this Agreement.

15.2        Applicable Law. This Agreement will be governed by, construed under, and enforced and interpreted in accordance with the laws of the State of Delaware.

15.3        Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought against any of the parties in the federal or state courts located in Los Angeles, California, and each party consents to the exclusive jurisdiction of such courts in any such action or proceeding and waives any objection to venue laid therein.

15.4        Notices. All notices given pursuant to this Agreement, to be effective, must be in writing and, unless otherwise expressly provided herein, will be deemed to have been duly given or made: (a) on the date delivered in person; (b) on the date indicated on the return receipt if mailed postage prepaid, by certified or registered U.S. Mail, with return receipt requested; (c) on the business day transmitted by email, if sent by 5:00 P.M., Eastern Time, and confirmation of receipt thereof is reflected or obtained, or otherwise on the next business day following transmission by email; (d) if sent by Federal Express or other nationally recognized overnight courier service or overnight express U.S. Mail, with service charges or postage prepaid, then on the next business day after delivery to the courier service or U.S. Mail (in time for and specifying next day delivery); or (e) by the Company, by posting such notice or other communication on the Company’s web-accessed investor portal or password-protected website and such notice or other communication shall be deemed to have been given on the date an email is sent to the Members in accordance with this Section 15.4 notifying the Member of the posting of the notice or other communication. In each case (except for personal delivery and investor portal or password-protected website), such notices, consents, requests, demands, and other communications will be sent to the Company at the address below or to a Member at its address or email address set forth in the books and records of the Company. Rejection or other refusal to accept, or inability to deliver because of changed address of which no notice was given, will be deemed to be receipt of such notice, request, demand, tender, or other communication. The Company, by written notice to the Members in the manner herein provided, or any Member, by written notice to the Company in the manner herein provided, may designate an address different from that stated above.

If to the Company:

31248 Oak Crest Drive, Suite 100

Westlake Village, California 91361

15.5        Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes any prior understanding or agreement among them respecting the subject matter hereof. There are no representations, arrangements, understandings, or agreements, oral or written, among the parties hereto relating to the subject matter of this Agreement, except those fully expressed herein. No waiver of any provision hereof will be valid or binding on the parties hereto, unless waiver is in writing and signed by or on behalf of the parties hereto, and no waiver on one occasion will be deemed to be a waiver of the same or any other provision hereof in the future.

15.6        Extension Not a Waiver. No delay or omission in the exercise of any power, remedy, or right herein provided or otherwise available to a Member or the Company will impair or affect the right of such Member or the Company thereafter to exercise the same. Any extension of time or other indulgence granted to a Member hereunder will not otherwise alter or affect any power, remedy, or right of any other Member or of the Company, or the obligations of the Member to whom such extension or indulgence is granted.

15.7        Creditors Not Benefited. Nothing contained in this Agreement is intended or will be deemed to benefit any creditor of the Company or of any Member, and no creditor of the Company will be entitled to require the Company or the Members to solicit or accept any Capital Contribution for the Company or to enforce any right that the Company or any Member may have against any Member under this Agreement or otherwise.

15.8        Severability. If any portion of this Agreement is held illegal or unenforceable, the Members hereby covenant and agree that such portion or portions are absolutely and completely severable from all other provisions of this Agreement and such other provisions will constitute the agreement of the Members with respect to the subject matter hereof.

15.9        Successors. Subject to the provisions hereof imposing limitations and conditions upon the transfer, sale, or other disposition of the Units of the Members in the Company, all the provisions hereof will inure to the benefit of and be binding upon the heirs, successors, legal representatives, and assigns of the parties hereto.

15.10      Counterparts; Signatures. This Agreement may be executed in counterparts, each of which, when so executed, will be an original, but all of which together will constitute one and the same agreement. This Agreement may be executed and delivered via facsimile, email, or other form of electronic delivery by the parties, which will be deemed for all purposes as an original.

15.11      Section Headings and Cross-References. Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to define, interpret, describe, or limit the scope, extent, or intent of this Agreement or any provision hereof. Unless otherwise expressly provided herein to the contrary, all references to a “Section” or to “Sections” refers to Section(s) of this Agreement, and all references to an “Article” refers to an Article of this Agreement.

15.12      Time. Time is of the essence with respect to this Agreement.

15.13      Interpretation.

(a)           All pronouns and other words of designation used in this Agreement in reference to any Member include the neuter, masculine, and feminine genders and the singular and the plural, as the context requires.

(b)           The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation.”

(c)           As used herein, “discretion” shall have the same meaning as “sole discretion.”

(d)           The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e)        To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Agreement a Person is permitted or required to make a decision: (a) in its “sole discretion” or “discretion”, the Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person; or (b) in its “good faith” or under another express standard, the Person shall act under such express standard and shall not be subject to any other or different standard. The term “good faith” as used in this Agreement shall mean subjective good faith as understood under Delaware law. The Manager acknowledges and agrees that no grant of authority in this Agreement permitting the Manager to act in its “sole discretion” or “discretion” shall eliminate the Manager’s implied contractual covenant of good faith and fair dealing.

(f)        The Manager acknowledges that in its capacity as manager of the Company, it owes fiduciary duties to the Company and Members under Delaware law as modified in this Agreement. To the fullest extent permitted by law and notwithstanding any other duties at law, in equity or otherwise, it is the intention of the parties hereto when considering actions or inactions with respect to the Company or any alternative investment vehicle, the Manager and its Affiliates may consider the interests of all the equity owners (direct and indirect) of the Company and all the alternative investment vehicle taken as a whole, and will owe no duty (including any fiduciary duty) to consider the interests of any specific equity owner of the Company or any alternative investment vehicle, including any Member.

15.14      Company Property. The legal title to the real or personal property or interest therein now or hereafter acquired by the Company will be owned, held, or operated in the name of the Company, and no Member, individually, will have any ownership of such property.

15.15      Waiver of Action for Partition. Each of the Members irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Company property.

15.16      Voting. In any matter for which the consent of the Members is required, each Member will have votes equal to its Units.

15.17      Amendments. This Agreement may be amended by the consent of a Majority of the Members and the Manager; provided, however, that the Manager may amend the Agreement: (a) pursuant to Section 4.01(b) hereof; and (b) if necessary or desirable to reflect changes in Capital Contributions, additional Capital Contributions and withdrawals, to admit or effect withdrawals of Members, to correct any ambiguous, false or erroneous provision, to reflect changes in applicable federal or state laws and regulations, or otherwise, provided that no such amendment pursuant to this Section 15.17(b) will have a material adverse effect on the rights, privileges, and powers of the Members as a group unless approved by a Majority of such Members as a group.

15.18      Meetings of Members. The Manager may convene a meeting of the Members at the principal office of the Company for any purpose, and the Manager will convene a meeting at the principal office of the Company (or elsewhere, as the Members all may agree) upon the receipt of a written request signed by a Majority of the Members. Notice of each meeting of the Members will be given within 10 days prior to the meeting and attendance at such meeting constitutes waiver of the notice requirement of this Section 15.18.

15.19      Actions by Written Consent; Consent by Silence. Any action, vote, or consent required or permitted to be taken by the Members may be taken by the written consent of Members holding in aggregate not less than the minimum Units specified herein as to the particular action, vote, or consent. Notwithstanding the foregoing, for purposes of obtaining any such consent as to any matter proposed by the Manager, the Manager may, in the notice seeking consent of the Members, require a response within a specified period (which will not be less than 15 days) and failure to give the Manager written notice of opposition to the proposed action within that period will constitute a vote and consent to approve the proposed action. Except as otherwise expressly provided in the proposal for an action, that action will be effective immediately after the required signatures have been obtained or, if applicable, the expiration of the period within which responses were required, if that requirement was imposed and there were not votes cast against the action in the amount necessary to prevent the action from becoming effective.

[Signature Page Follows.]

In Witness Whereof, the undersigned have signed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

MANAGER:

COMMUNE OMNI FUND MANAGEMENT, LLC

By: Commune Capital, LLC, its Manager

By:	/s/ Jerry V. Sanada
Name:	Jerry V. Sanada
Title:	President

[Signature Page to

Amended and Restated Limited Liability Company Agreement
of Commune Omni Fund, LLC]

MEMBER COUNTERPART SIGNATURE PAGE

to

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

of

COMMUNE OMNI FUND, LLC

[For Individual Members]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the      day of ___________, 202_.

Address:
Signature:
Print name:

IMPORTANT DISCLOSURES

THE UNITS IN THE COMPANY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE. NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AUTHORITY HAS MADE AN INDEPENDENT ASSESSMENT OF WHETHER THE UNITS OFFERED HEREIN ARE EXEMPT FROM REGISTRATION.

THE UNITS IN THE COMPANY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF ANY STATE, BUT ARE BEING OFFERED AND SOLD ON THE BASIS OF ONE OR MORE OF THE STATUTORY EXEMPTIONS AND SAFE HARBORS FROM REGISTRATION FOUND UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS. UNITS MAY NOT BE SOLD, PLEDGED, TRANSFERRED, OR ASSIGNED EXCEPT IN A TRANSACTION WHICH COMPLIES WITH OR IS EXEMPT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH THE SECURITIES ACT, APPLICABLE STATE SECURITIES LAWS AND THIS AGREEMENT.

[Signature Page to

Amended and Restated Limited Liability Company Agreement
of Commune Omni Fund, LLC]

MEMBER COUNTERPART SIGNATURE PAGE

to

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

of

COMMUNE OMNI FUND, LLC

[For Entity Members]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the      day of _________, 202_.

Address:
Name of Entity (please print)

By:
Print Name:
Title:

IMPORTANT DISCLOSURES

THE UNITS IN THE COMPANY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE. NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AUTHORITY HAS MADE AN INDEPENDENT ASSESSMENT OF WHETHER THE UNITS OFFERED HEREIN ARE EXEMPT FROM REGISTRATION.

THE UNITS IN THE COMPANY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF ANY STATE, BUT ARE BEING OFFERED AND SOLD ON THE BASIS OF ONE OR MORE OF THE STATUTORY EXEMPTIONS AND SAFE HARBORS FROM REGISTRATION FOUND UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS. UNITS MAY NOT BE SOLD, PLEDGED, TRANSFERRED, OR ASSIGNED EXCEPT IN A TRANSACTION WHICH COMPLIES WITH OR IS EXEMPT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH THE SECURITIES ACT, APPLICABLE STATE SECURITIES LAWS AND THIS AGREEMENT.

[Signature Page to

Amended and Restated Limited Liability Company Agreement
of Commune Omni Fund, LLC]